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                       Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nichols Research Corporation of our report dated October 12, 1995, included in the 1995 Annual Report to Shareholders of Nichols Research Corporation.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-13464) pertaining to the Nichols Research Corporation 1984 Incentive Stock Option Plan and in the related Prospectus of our report dated October 12, 1995, with respect to the financial statements of Nichols Research Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended August 31, 1995.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-26909) pertaining to the Nichols Research Corporation 1988 Employees Stock Purchase Plan and in the related Prospectus of our report dated October 12, 1995, with respect to the financial statements of Nichols Research Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended August 31, 1995.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38568) pertaining to the Nichols Research Corporation Non Employee Officer and Director Stock Option Plan and in the related Prospectus of our report dated October 12, 1995, with respect to the financial statements of Nichols Research Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended August 31, 1995.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44409) pertaining to the Nichols Research Corporation 1989 Incentive Stock Option Plan and in the related Prospectus of our report dated October 12, 1995, with respect to the financial statements of Nichols Research Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended August 31, 1995.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55454) pertaining to the Nichols Research Corporation 1991 Stock Option Plan and in the related Prospectus of our report dated October 12, 1995, with respect to the financial statements of Nichols Research Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended August 31, 1995.

Our audits also included the financial statement schedule of Nichols Research Corporation listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                      Ernst & Young LLP


Birmingham, Alabama
November 28, 1995